Exhibit 4.4
AMENDMENT NO. 1
TO REGISTRATION RIGHTS AGREEMENT
     THIS AMENDMENT NO. 1 (the “Amendment”) to that certain Registration Rights Agreement dated as of October 27, 2009 (the “Agreement”) is entered into as of this 4th day of November, 2009.
     WHEREAS, the parties to the Agreement wish to enter into this Amendment to clarify certain obligations of the Company under the Agreement; and
     WHEREAS, except as otherwise expressly set forth herein to the contrary, all capitalized terms set forth in this Amendment shall have the same meanings as ascribed to them in the Agreement.
     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
     1. The initial phrase in Section 2(a) of the Agreement which states “The Company shall prepare and file or cause to be prepared and filed with the SEC, as soon as practicable but in any event by the date thirty days after the Issue Date . . .” is deleted in its entirety and replaced with the following: “The Company shall prepare and file or cause to be prepared and filed with the SEC, as soon as practicable but in any event no later than on or before November 7, 2009 . . .”
     2. Except as expressly set forth herein to the contrary, all of the terms and conditions of the Agreement shall remain in full force and effect. In the event and to the extent there is an inconsistency between any of the terms and conditions of this Amendment and the Agreement, the terms and conditions of this Amendment shall control.
     3. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

GRUBB & ELLIS COMPANY

By:	/s/ Richard W. Pehlke
	Name:	Richard W. Pehlke
	Title:	Executive Vice President and Chief Financial Officer

Each of the accounts listed on Schedule A to the Agreement, individually and not jointly and severally:
BY:	WELLINGTON MANAGEMENT COMPANY, LLP,
as independent advisor

By:	/s/ Steven M. Hoffman
	Name:	Steven M. Hoffman
	Title:	Vice President and Counsel

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